Exhibit 99.1

FOR IMMEDIATE RELEASE

Credit Suisse Park View BDC, Inc. Announces Tender Offer

Also Announces Temporary Suspension of Continuous Public Offering of Shares

NEW YORK, September 1, 2016 — Credit Suisse Park View BDC, Inc. (“Park View” or the “Company”) today announced an offer to purchase for cash up to 1,353,988 of its issued and outstanding common shares at a cash purchase price of $8.79 per share pursuant to a tender offer that will commence on September 1, 2016 and expire at 11:59 PM, Eastern Time, on September 29, 2016, unless extended. Credit Suisse Alternative Capital, LLC (“CSAC”), which owns approximately 94% of the common shares of the Company, will not participate in the tender offer. After the completion of the tender offer, it is expected that CSAC will be the sole remaining owner of the issued and outstanding common shares of the Company, although completion of the tender offer is not conditioned on all non-CSAC shareholders tendering their shares.

Park View is an externally managed, non-diversified, closed-end management investment company that has made an election to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) and is incorporated in Maryland. Credit Suisse Asset Management LLC is the Company’s investment adviser.

CSAC is seeking liquidity for its interest in the Company, but there is no assurance that a transaction will occur. Given the controlling position of CSAC, any sale of CSAC’s interest would enable a buyer to control the Company. The tender offer is not conditioned on the successful sale of CSAC’s interest in the Company or the closing of any other transaction affecting the Company.

Park View also announced today that its Board of Directors has approved the temporary suspension of the continuous public offering of common shares of the Company pursuant to the Company’s prospectus dated May 5, 2016, as supplemented on May 20, 2016 (the “Offering”). The temporary suspension of the Offering is effective September 1, 2016. The Board of Directors determined to suspend the Offering in light of the tender offer and the potential for a strategic transaction.

Credit Suisse Securities (USA) LLC has been actively assisting the Company in seeking to effect a strategic transaction that would enable CSAC to obtain liquidity for its interest in the Company.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to future events or the future performance or operation of Park View. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in Park View’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in Park View’s operating area and the ability to complete the tender offer, and some of these factors are enumerated in the filings Park View makes with the Securities and Exchange Commission (“SEC”). Park View undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Other Information

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The tender offer will be made only pursuant to an offer to purchase, letter of transmittal and related materials (the “Tender Materials”) that the Company intends to distribute to its stockholders and file with the SEC upon the commencement of the tender offer. The full details of the tender offer, including complete instructions on how to tender shares, will be included in the Tender Materials. Stockholders are urged to carefully read the Tender Materials when they become available because they will contain important information, including the terms and conditions of the tender offer. Stockholders may obtain free copies of the Tender Materials that the Company files with the SEC at the SEC’s website at: www.sec.gov. In addition, stockholders may obtain free copies of the filings with the SEC from the Company’s website at: www.credit-suisse.com/us/funds or by contacting American Stock Transfer and Trust Company, LLC, Operations Center, Attn: Reorganization Department at PO Box 2042, New York, New York 10272 or by phone (877) 248-6417 or (718) 921-8317.